As filed with the Securities and Exchange Commission on August 17, 1998

                                                  Registration No. 333-_______


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                   -----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------

                            CHARTWELL RE CORPORATION
                            ------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                                     41-1652573
            ---------                                    ----------
     (State or other jurisdiction of                    (IRS Employer
     incorporation or organization)                   Identification No.)

                      Four Stamford Plaza, P. O. Box 120043
                        Stamford, Connecticut 06912-0043
                    (Address of principal executive offices)
                               ------------------

                            CHARTWELL RE CORPORATION
                              Sharesave Scheme 1997
                            -----------------------
                            (Full title of the plan)

                                 JOHN V. DEL COL
                  Vice President, General Counsel and Secretary
                            CHARTWELL RE CORPORATION
                      Four Stamford Plaza, P. O. Box 120043
                        Stamford, Connecticut 06912-0043
                     (Name and address of agent for service)
                                 (203) 705-2500
          (Telephone number, including area code, of agent for service)
                                   Copies to:
                             PETER R. O'FLINN, ESQ.
                     LEBOEUF, LAMB, GREENE & MACRAE, L.L.P.
                              125 West 55th Street
                            New York, New York 10019
                                 (212) 424-8000
                               ------------------
                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
  Title of
 Securities        Amount   Proposed Maximum  Proposed Maximum      Amount of
   to be           to be     offering price   Aggregate Offering   Registration
 Registered      Registered   per share (1)       price (1)           Fee
---------------- ---------- ----------------  ------------------ ---------------
Common Stock, par
value $0.01 per
share(including
the associated      200,000(3)   $28.1875        $5,637,500        $1,943.97
Common Stock
Purchase Rights) (2)
--------------------------------------------------------------------------------

(1) In accordance with Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee pursuant to Rule 457(h), the maximum offering price per share is based on the average of the high and low sales prices for a share of Common Stock on the Composite Tape for the New York Stock Exchange on August 13, 1998.
(2) Prior to the occurrence of certain events, the Common Stock Purchase Rights will not be evidenced separately from the Common Stock.
(3) Pursuant to Rule 416, this Registration Statement also covers such indeterminable number of additional shares of Common Stock as may be issuable pursuant to the antidilution provisions of the Chartwell Re Corporation Sharesave Scheme 1997.
--------------------------------------------------------------------------------

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents, which have heretofore been filed by Chartwell Re Corporation (the "Company" or "Chartwell") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in this Registration Statement:

         1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997

         2. The Company's Quarterly Report on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998.

         3. The description of the Company's common stock, par value $0.01 per share (the "Common Stock"), contained in the Company's Registration Statement on Form S-1, Registration No. 333-678, filed with the Commission on January 26, 1996, as amended on February 5, 1996, February 29, 1996 and March 4, 1996.

         4. The description of the Common Stock Purchase Rights of the Company contained in the Company's Registration Statement on Form 8-A, dated June 6, 1997, filed pursuant to Section 12 (b) of the Exchange Act, including any amendment or report filed for the purpose of updating such information.

         All  documents  filed by the Company  with the  Commission  pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.  Interests of Named Experts and Counsel.

         John V. Del Col, Esq., whose legal opinion with respect to the securities registered hereunder is filed as Exhibit 5 hereto, is an employee of the Company and may participate in certain of the Company's stock benefit plans.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") grants each corporation thereunder, such as the Company, the power to indemnify directors and officers under certain circumstances. The Company's Amended and Restated By-Laws (as currently in effect) provide for indemnification of directors and officers to the fullest extent permitted by law.

         Section 145 of the DGCL provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         The Amended and Restated By-Laws of the Company provide that (i) the Company shall indemnify any person made, or threatened to be made, a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Company or is or was a director or officer of the Company serving at its request as a director, officer, employee or agent of another enterprise and (ii) the Company shall pay the expenses, including attorneys' fees, reasonably incurred by a director or officer in connection with such action, suit or proceeding if such director or officer acted in good faith and in a manner such director or officer reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Company shall pay such expenses incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding, in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that the director or officer is not entitled to be indemnified with respect to such amount by the Company. No indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company, unless and only to the extent that the Court of Chancery of the State of Delaware, or the court in which such action or suit was brought, shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Policies of insurance are maintained under which the Company's directors and officers are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

Item 8.  Exhibits.

         4.1 Restated Certificate of Incorporation of the Company, as amended (incorporated by reference to Exhibit 4(a) to the Company's Registration Statement on Form S-8 (File No. 333-36441)).

         4.2 Amended and Restated By-laws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1 (File No. 333-678)).

         4.3 Rights Agreement, dated as of May 22, 1997, between the Company and Fleet National Bank of Connecticut as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K, dated June 6, 1997).

         4.4 Amendment Agreement, dated June 16, 1997 among Chartwell, Fleet National Bank of Connecticut and State Street Bank and Trust Company, as Successor Rights Agent.

         5            Opinion of John V. Del Col, Esq.

         23.1         Consent of John V. Del Col, Esq. (included in Exhibit 5)

         23.2         Consent of Deloitte & Touche LLP

         24           Power of Attorney (see signature pages)

Item 9.  Undertakings.

         The Company hereby undertakes:

         (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a) (1)(i) and (a) (1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Company pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration

Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described under Item 6 above, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 17th day of August, 1998.


                                          CHARTWELL RE CORPORATION




                                              By:/s/ Richard E. Cole
                                              ----------------------
                                              Richard E. Cole
                                              Chairman of the Board of Directors
                                              Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each officer and director of Chartwell Re Corporation whose signature follows constitutes and appoints each of RICHARD E. COLE, STEVEN J. BENSINGER, CHARLES E. MEYERS and JOHN V. DEL COL as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) of and supplements to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises to all intents and purposes and as fully as such person might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or a substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date or dates indicated.

     Signature                                                       Date
-------------------                                         --------------------



/s/ Richard E. Cole                                          July 31, 1998
------------------------------
Richard E. Cole
Chairman of the Board and CEO
(principal executive officer)




/s/ Steven J. Bensinger                                      July 31, 1998
------------------------------
Steven J. Bensinger
Director



/s/ Jacques Q. Bonneau                                       July 31, 1998
------------------------------
Jacques Q. Bonneau
Director



/s/ David J. Callard                                         July 31, 1998
------------------------------
David J. Callard
Director



/s/ Robert M. DeMichele                                      July 31, 1998
------------------------------
Robert M. DeMichele
Director



/s/ Greg S. Feldman                                          July 31, 1998
------------------------------
Greg S. Feldman
Director



/s/ Stephen L. Green                                         July 31, 1998
------------------------------
Stephen L. Green
Director



/s/ Frank E. Grzelecki                                       July 31, 1998
------------------------------
Frank E. Grzelecki
Director

   Signature                                                       Date
-------------------                                         --------------------



/s/Charles E. Meyers                                         July 31, 1998
------------------------------
Charles E. Meyers
Senior Vice President and
Chief Financial Officer
(principal financial officer)



/s/ Willliam R. Miller                                       July 31, 1998
------------------------------
William R. Miller
Director



/s/ Lunsford Richardson, Jr.                                 July 31, 1998
------------------------------
Lunsford Richardson, Jr.
Director



/s/ Richard B. Primerano                                     July 31, 1998
-------------------------------
Richard B. Primerano
Vice President and Controller
(principal accounting officer)



/s/ Stuart S. Richardson                                     July 31, 1998
-------------------------------
Stuart S. Richardson
Director



/s/ John Sagan                                               July 31, 1998
-------------------------------
John Sagan
Director

                                  EXHIBIT INDEX


Exhibit
No.                                                                     Page No.

4.1   Restated   Certificate  of  Incorporation  of  the  Company,   as  amended
      (incorporated by reference to Exhibit 4(a) to the Company's Registration Statement on Form S-8 (File No. 333-36441)).

4.2 Amended and Restated By-laws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1 (File No. 333-678)).

4.3 Rights Agreement, dated as of May 22, 1997, between the Company and Fleet National Bank of Connecticut as Rights Agent (incorporated by reference to
      Exhibit 4.1 to the  Company's  Current  Report on Form 8-K,  dated June 6,
      1997).

4.4 Amendment Agreement, dated June 16, 1997 among Chartwell, Fleet National Bank of Connecticut and State Street Bank and Trust Company, as Successor Rights Agent.

5     Opinion of John V. Del Col, Esq.

23.1  Consent of John V. Del Col, Esq. (included in Exhibit 5)

23.2  Consent of Deloitte & Touche LLP

24    Power of Attorney (see signature pages)